UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2020

Commission File Number 001-33666

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3204509
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024

(Address of principal executive offices, zip code)

(281) 836-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On April 30, 2020, the Board of Directors (the “Board”) of Archrock, Inc. (“Archrock,” the “Company,” “us,” or “our”) adopted Amendment No. 1 to the Third Amended and Restated Bylaws of Archrock, Inc. (the “Amendment”), effective immediately.  The Amendment amends the bylaws as follows:

Article I, Section 1.9(A)(2) has been amended to update the advance notice and related procedural and disclosure requirements by which a stockholder may propose business in connection with an annual meeting of stockholders. Under these amended provisions, we must receive written notice of a stockholder proposal or director nomination to be brought before the 2021 Annual Meeting of Stockholders on or after October 18, 2020 and no later than November 17, 2020 for that proposal or nomination to be considered timely.

Article X has been added to provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

This choice of forum provision may limit a stockholder’s ability to bring certain claims in a judicial forum that it finds favorable for disputes with the Company, which may discourage lawsuits with respect to such claims, although the Company’s stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder. The choice of forum may be beneficial to us by allowing the consolidation of multi-jurisdiction litigation and providing efficiencies in managing the procedural aspects of securities litigation.

The foregoing description of the Amendment is qualified in its entirety by reference to Amendment No. 1 to the Third Amended and Restated Bylaws of Archrock, Inc., which is filed as Exhibit 3.1 hereto and incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our 2020 Annual Meeting of Stockholders was held on April 30, 2020 (the "Annual Meeting"). At the Annual Meeting, the following matters, set forth in our proxy statement filed with the Securities and Exchange Commission on March 17, 2020, were voted upon with the results indicated below.

Proposal 1: Election of Directors

Our stockholders elected the following directors to serve until the next annual meeting of our stockholders or until their successors are duly elected and qualified.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Anne-Marie N. Ainsworth	130,479,244	2,376,521	10,395,582
Wendell R. Brooks	130,901,003	1,954,762	10,395,582
D. Bradley Childers	130,365,212	2,490,553	10,395,582
Gordon T. Hall	127,770,060	5,085,705	10,395,582
Frances Powell Hawes	130,878,656	1,977,109	10,395,582
Jeffery D. Hildebrand	130,455,729	2,400,036	10,395,582
J.W.G. Honeybourne	128,451,670	4,404,095	10,395,582
James H. Lytal	129,993,013	2,862,752	10,395,582
Edmund P. Segner, III	131,318,803	1,536,962	10,395,582

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Our stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
140,238,294	2,953,186	59,867	—

Proposal 3: Approval of the Adoption of the 2020 Stock Incentive Plan

Our stockholders approved the adoption of the 2020 Stock Incentive Plan, the terms of which were disclosed in our proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
126,832,503	5,916,842	106,420	10,395,582

Proposal 4: Advisory Vote on Executive Compensation

Our stockholders approved, by a non-binding advisory vote, the compensation provided to our Named Executive Officers for 2019, as disclosed in our proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
124,289,444	8,440,399	125,922	10,395,582

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1Amendment No. 1 to Third Amended and Restated Bylaws of Archrock, Inc.

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

May 5, 2020

4